UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Insight Select Income Fund

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Insight Select Income Fund: Leverage Proposal

EXPIRED DRAFT Forward-Looking Statements This presentation, and all oral statements made regarding the subject matter of this communication, contain forward-looking statements, including statements regarding the transaction described in this presentation. Such forward-looking statements reflect current views with respect to future events and financial performance. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for within the meaning of the federal securities laws. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause results to differ materially from those projected in the forward-looking statements are the following: failure to obtain requisite stockholder approval for the proposals set forth in a proxy statement; risks related to the diversion of management’s attention from Insight Select Income Fund’s ongoing business operations; changes in prevailing interest rates or other market conditions; and the impact of potential legislative, regulatory and competitive changes. Additional risk factors that may affect future results are contained in Insight Select Income Fund’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website http://www.sec.gov. Any forward-looking statements speak only as of the date of this communication. Insight Select Income Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Additional Information and Where to Find It In connection with the leverage proposal, Insight Select Income Fund intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (“Proxy Statement”) that will provide additional information about the leverage proposal. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEC AUSE THEY WILL CONTAIN IMPORTANT INFORMATION, AMONG OTHER THINGS, ABOUT INSIGHT SELECT INCOME FUND AND INSIGHT NORTH AMERICA LLC, AND THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT. Investors and shareholders may obtain these documents (and any other documents filed by the Insight Select Income Fund with the SEC) free of charge at the SEC’s website at http://www.sec.gov. and from Insight Select Income Fund’s website ( www.insightinvestment.com ). Investors and shareholders may also obtain free copies of the proxy statement (when it becomes available) and other documents filed with the SEC by Insight Select Income Fund free of charge by contacting Insight Select Income Fund, at 1-866-333-6685. Investors and stockholders are urged to read the Proxy Statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed new investment advisory agreement in connection with the transaction discussed herein, Insight Select Income Fund intends to file with the SEC and mail to its stockholders a proxy statement on Schedule 14A that will provide additional information about the transaction. Participants in the Solicitation Insight Select Income Fund and Insight North America LLC may be deemed to be participants in the anticipated solicitation of proxies from the Company’s shareholders. Information regarding Insight Select Income Fund’s directors and executive officers is available in its definitive proxy statement for its 2020 annual meeting of shareholders filed with the SEC on May 22, 2020. Information regarding Insight North America LLC’s directors and officers is available on its Form ADV currently on file with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, which may be different than those of Insight Select Income Fund shareholders generally, will be set forth in the proxy statement when it becomes available and in other relevant materials to be filed with the SEC. These documents may be obtained free of charge from the sources indicated above. No Offer or Solicitation The information in this presentation is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This document has been prepared by Insight North America LLC (INA), a registered investment adviser under the Investment Advisers Act of 1940 and regulated by the US Securities and Exchange Commission. INA is part of ‘Insight’ or ‘Insight Investment’, the corporate brand for certain asset management companies operated by Insight Investment Management Limited including, among others, Insight Investment Management (Global) Limited and Insight Investment International Limited. Unless otherwise stated, the performance presented is that of Insight and should not specifically be viewed as the performance of INA. The performance of Insight is being presented to show the historical performance of the portfolio management team responsible for managing the strategy. The track records presented include all accounts managed by Insight with substantially similar investment objectives, policies and strategies for which the strategy management teams were responsible. Advisory services referenced herein are available in the US only through INA. INA and its Insight affiliates are part of the GIPS® firm Insight Investment, which claims compliance with GIPS. Please refer to the important disclosures at the back of this document. Performance presented is that of Insight Investment and should not specifically be viewed as the performance of Insight North America LLC. Please refer to the important disclosures at the back of this document. Disclaimers

EXPIRED DRAFT Introduction Insight North America is seeking to add the flexibility to prudently utilize leverage as a means for enhancing shareholder value, including potentially increasing the dividend yield and total return, of the Insight Select Income Fund. Proposal: Allow the Fund to borrow money for investment purposes as permitted and limited by the Investment Company Act. Compensate the Investment Adviser on the basis of total managed assets, including the proceeds of any borrowings used for investment. Modernize the Fund’s fundamental policies.

EXPIRED DRAFT Rationale Interest rates are historically low and expected to remain low for the foreseeable future. The impact of “lower for longer” interest rates on investors is an acute shortage of sustainable and reliable sources of income. The use of leverage is a common strategy employed by closed-end funds, including peers of Insight Select Income Fund, to help enhance the yield of a portfolio. The fund currently does not employ leverage, as the use of secured leverage is currently restricted by the fund’s fundamental investment policies, which date back almost 50 years. Modifying or eliminating restrictions that are obsolete, unnecessary, or inconsistent would bring the portfolio’s investment policies in line with other closed-end funds. The amended policies would also give the Fund maximum flexibility to pursue its investment goals, both currently or in the future, under applicable laws, using certain investment strategies and techniques not contemplated at the time of the Fund’s inception.

EXPIRED DRAFT Source: Federal Reserve, Bloomberg, As of 9/2/20. Investors are more comfortable owning duration Term premium has been in a secular decline for two decades. Declining term premium is a sign that investors primarily fear rates will surprise to the downside in the future, rather than worrying they will rise faster than anticipated. Policymakers have downgraded their interest rate expectations Over the past eight years, Fed officials have consistently downgraded their estimate of the neutral policy rate to 2.5%. This lowered assessment of the neutral rate will delay when the Fed first raises rates and limits how high they will go. Interest Rates Are Likely Lower for Longer Given the severity of the recession and policymakers’ goal of 2% inflation and full employment, we do not expect the Federal Reserve to increase interest rates before 2023 Fed funds rate is at 0% and the 10 year UST firmly below 1%. Fed Chairman Powell has said that rates are likely to remain at the zero bound for an extended period.

Comparison of levered and unlevered peer funds

Insight INVESTMENT

Performance Comparison

Fund / Peer Group	1 year	3 years	5 years	10 years
Insight Select Income Fund (net)	6.43%	5.91%	6.30%	5.93%
Levered Peers	6.94%	6.17%	6.83%	6.55%
Unlevered Peers	6.82%	5.43%	5.97%	5.20%

Dividend Yield Comparison

Fund / Peer Group	Yield	5 yr Avg
Insight Select Income Fund (unlevered)	5.22%	5.02%
Insight Select Income Fund (levered)	5.58% (projected)*	
Levered Peers	6.10%	6.32%
Unlevered Peers	4.44%	5.02%

*Estimate, subject to change depending on market conditions

Expense Comparison

	As of most recent fiscal year end	
Funds without leverage	**Net expense ratio (%)**	**Gross expense ratio (%)**
Insight Select Income Fund	0.76	0.76
Western Asset Income Fund	1.00	0.98
Invesco Bond Fund	0.53	0.53
MFS Intermediate Income Trust	0.65	0.65
Western Asset Investment Grade Defined Opportunity Trust Inc.	0.78	0.78
Average for unlevered peer funds	**0.74**	**0.74**
Funds with leverage		
Insight Select Income Fund (estimated with leverage)	1.31	1.31
BlackRock Core Bond Trust	1.42	1.42
BlackRock Credit Allocation Income Trust	1.68	1.68
Duff & Phelps Utility and Corporate Bond Trust	2.36	2.36
Western Asset Premier Bond Fund	2.14	2.14
Average for levered peer funds	**1.90**	**1.90**

Why vote YES:

- ***Increased total return potential***
- ***Enhanced yield***
- ***Controlled expense ratio***

Source: Bloomberg. Performance and yield data as of September 30, 2020. Past performance is no assurance of future returns. Investment in any strategy involves a risk of loss. Performance shown is net of fees. Returns over one year are annualized. Figures shown in USD.

6

BNY MELLON | INVESTMENT MANAGEMENT

Potential Benefits to Shareholders: Increase the net distributable income of the Fund resulting in a potential enhancement of the dividend yield available to shareholders Potential for increased total return driven by the enhanced yield Enhanced efficiency in managing assets from increase in investable assets Increase the Fund’s visibility and tradability in the marketplace, potentially helping to reduce the share price’s discount to net asset value The Advisor believes that a secured borrowing facility with terms favorable to the Fund can be readily implemented The cost of financing is expected to remain low and predictable over a reasonably long forecast horizon The portfolio management team will monitor market conditions before determining whether and to what extent the Fund should be leveraged Leverage Proposal

EXPIRED DRAFT At the Special Meeting, shareholders are being asked to consider and approve: Add the ability to leverage the Insight Select Income Fund through a secured borrowing line for investment purposes as permitted and limited by the Investment Company Act. An amendment to the investment advisory agreement between the Fund and the Adviser, to calculate the Fund’s investment advisory fee based on total “managed assets” (i.e., net assets  plus the proceeds from borrowings for investment purposes and the issuance of senior securities), rather than net assets. Revisions to the Fund’s fundamental investment policies (adopted nearly 50 years ago at the Fund’s inception) to modernize the Fund’s investment policies in accordance with ‘40 Act regulations and to eliminate certain of the Fund’s fundamental investment policies not required by the 1940 Act. Shareholder Request

The Board of Trustees has approved these proposals but they also require shareholder approval before they can be implemented. The Board approved changing the Fund’s investment strategies to allow the use of leverage by the Fund to the extent permitted by the 1940 Act. The Board believes the amendments to the Fund’s fundamental investment policies do not indicate a departure from the principal investment objectives and strategies long held by the Fund’s management. Many investment companies that engage in leveraging activity compensate their investment adviser on the basis of total managed assets, including the proceeds of any borrowing used for investment. The Board believes that it is appropriate to compensate the Adviser based on all of the Fund’s assets under its management regardless of its source (borrowing, issuance of debt or preferred securities, etc). How does the Board recommend I vote?

Important disclosures

EXPIRED DRAFT This document has been prepared by Insight North America LLC (INA), a registered investment adviser under the Investment Advisers Act of 1940 and regulated by the US Securities and Exchange Commission. INA is part of ‘Insight’ or ‘Insight Investment’, the corporate brand for certain asset management companies operated by Insight Investment Management Limited including, among others, Insight Investment Management (Global) Limited and Insight Investment International Limited. Opinions expressed herein are current opinions of Insight, and are subject to change without notice. Insight assumes no responsibility to update such information or to notify a client of any changes. Any outlooks, forecasts or portfolio weightings presented herein are as of the date appearing on this material only and are also subject to change without notice. Insight disclaims any responsibility to update such views. No forecasts can be guaranteed. Nothing in this document is intended to constitute an offer or solid action to sell or a solid action of an offer to buy any product or service (nor shall any product or service be offered or sold to any person) in any jurisdiction in which either (a) INA is not licensed to conduct business, and/or (b) an offer, solicitation, purchase or sale would be unavailable or unlawful. This document should not be duplicated, amended, or forwarded to a third party without consent from INA. This is a marketing document intended for institutional investors only and should not be made available to or relied upon by retail investors. This material is provided for general information only and should not be construed as investment advice or a recommendation. You should consult with your adviser to determine whether any particular investment strategy is appropriate. Assets under management include exposures and cash, and are calculated on a gross notional basis. Regulatory assets under management without exposures shown can be provided upon request. Unless otherwise specified, the performance shown herein is that of Insight Investment (for Global Investment Performance Standards (GIPS®), the ‘firm’) and not specifically of INA. See the GIPS® composite disclosure page for important information and related disclosures about firm performance. Past performance is not a guide to future performance, which will vary. The value of investments and any income from them will fluctuate and is not guaranteed (this may partly be due to exchange rate changes). Future returns are not guaranteed and a loss of principal may occur. All performance numbers used in the analysis are gross returns. The performance reflects the reinvestment of all dividends and income. INA charges management fees on all portfolios that they manage and these fees will reduce the returns on the portfolios. For example, assume that $30 million is invested in an account with INA, and this account achieves a 5.0% annual return compounded monthly, gross of fees, for a period of five years. At the end of five years that account would have grown to $38,500,760 before the deduction of management fees. Assuming management fees of 0.25% per year are deducted monthly from the account, the value at the end of the five year period would be $38,022,447. Actual fees for new accounts are dependent on size and subject to negotiation. INA’s investment advisory fees are discussed in Part 2A of its Form ADV. A full description of INA’s advisory fees are described in Part 2A of Form ADV available from INA at www.adviserinfo.sec.gov. Targeted returns intend to demonstrate that the strategy is managed in such a manner as to seek to achieve the target return over a normal market cycle based on what Insight has observed in the market, generally, over the course of an investment cycle. In no circumstances should the targeted returns be regarded as a representation, warranty or prediction that the specific deal will reflect any particular performance or that it will achieve or is likely to achieve any particular result or that investors will be able to avoid losses, including total losses of their investment. The information shown is derived from a representative account deemed to appropriately represent the management styles herein. Each investor’s portfolio is individually managed and may vary from the information shown. The mention of a specific security is not a recommendation to buy or sell such security. The specific securities identified are not representative of all the securities purchased, sold or recommended for advisory clients. It should not be assumed that an investment in the securities identified will be profitable. Actual holdings will vary for each client and there is no guarantee that a particular client’s account will hold any or all of the securities listed. The quoted benchmarks within this presentation do not reflect deductions for fees, expenses or taxes. These benchmarks are unmanaged and cannot be purchased directly by investors. Benchmark performance is shown for illustrative purposes only and does not predict or depict the performance of any investment. There may be material factors relevant to any such comparison such as differences in volatility, and regulatory and legal restrictions between the indices shown and the strategy. Transactions in foreign securities may be executed and settled in local markets. Performance comparisons will be affected by changes in interest rates. Investment returns fluctuate due to changes in market conditions. Investment involves risk, including the possible loss of principal. No assurance can be given that the performance objectives of a given strategy will be achieved. Insight does not provide tax or legal advice to its clients and all investors are strongly urged to consult their tax and legal advisors regarding any potential strategy or investment. Information herein may contain, include or is based upon forward-looking statements within the meaning of the federal securities laws, specifically Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements, other than statements of historical fact, that address future activities, events or developments, including without limitation, business or investment strategy or measures to implement strategy, competitive strengths, goals expansion and growth of our business, plans, prospects and references to future or success. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘intend,’ ‘plan,’ ‘believe,’ and other similar words are intended to identify these forward-looking statements. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results or outcomes. Consequently, no forward-looking statement can be guaranteed. Our actual results or outcomes may vary materially. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Insight and BNY Mellon Securities Corporation (BNYMSC) are subsidiaries of BNY Mellon. BNYMSC is a registered broker and FINRA member. BNY Mellon is the corporate brand of the Bank of New York Mellon Corporation and may also be used as a generic term to reference the Corporation as a whole or its various subsidiaries generally. Products and services may be provided under various brand names and in various countries by subsidiaries, affiliates and joint ventures of the Bank of New York Mellon Corporation where authorized and regulated as required within each jurisdiction. Unless you are notified to the contrary, the products and services mentioned are not insured by the FDIC (or by any government entity) and are not guaranteed by or obligations of the Bank of New York Mellon Corporation or any of its affiliates. The Bank of New York Mellon Corporation assumes no responsibility for the accuracy or completeness of the above data and disclaims all expressed or implied warranties in connection there with. Personnel of certain of our BNY Mellon affiliates may act as: (i) registered representatives of BNYMSC (in its capacity as a registered broker-dealer) to offer securities, (ii) officers of the Bank of New York Mellon (a New York chartered bank) to offer bank-maintained collective investment funds and (iii) associated persons of BNYMSC (in its capacity as a registered investment adviser) to offer separately managed accounts managed by BNY Mellon Investment Management firms. Disclaimer for Non-US Clients: Prospective clients should inform themselves as to the legal requirements and tax consequences within the countries of their citizenship, residence, domicile and place of business with respect to the purchase and ongoing provision of advisory services. No regulator or government authority has reviewed this document or the merits of the products and services referenced herein. This document is directed and intended for ‘institutional investors’ (as such term is defined in various jurisdictions). By accepting this document, you agree (a) to keep all information contained herein (the ‘Information’) confidential, (b) not use the Information for any purpose other than to evaluate a potential investment in any product described herein, and (c) not to distribute the Information to any person other than persons within your organization or to your client that has engaged you to evaluate an investment in such product. Telephone conversations may be recorded in accordance with applicable laws. © 2020 Insight Investment. All rights reserved. Other disclosures